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                                                                EXHIBIT (10) xix


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                      )    Case Nos. 00-310 through 00-318
                                            )
KCS ENERGY, INC., a Delaware corporation    )    Jointly Administered
                                            )
      et al.                                )    Hon. PJW
                                            )
             Debtors.                       )
____________________________________________)


                       ORDER AUTHORIZING AND RESTRICTING
            USE OF CASH COLLATERAL AND GRANTING ADEQUATE PROTECTION

     KCS Energy, Inc. ("KCS Energy"), KCS Resources, Inc. ("KCS Resources"), KCS Energy Marketing, Inc. ("KCS Marketing"), KCS Michigan Resources, Inc. ("KCS Michigan" and with KCS Energy, KCS Resources and KCS Marketing, the "Resources Borrowers"), Medallion Gas Services, Inc. ("Medallion Gas"), KCS Energy Services, Inc. ("KCS Energy Services"), KCS Medallion Resources, Inc. ("KCS Medallion," and with KCS Energy, Medallion Gas and KCS Energy Services, the "Medallion Borrowers"), Medallion California Properties, Inc. ("Medallion California"), National Enerdrill Corporation ("National") and Proliq, Inc. ("Proliq"), debtors and debtors in possession, (collectively, the "Debtors") having filed a motion ("the Motion") for entry of an order authorizing and restricting use of cash collateral and granting adequate protection of (a) the secured claims of CIBC Inc., as lender, Canadian Imperial Bank of Commerce ("CIBC"), as Agent for CIBC Inc., and the other hereinafter defined Medallion Lenders and Resources Lenders and CIBC Inc., as Collateral Agent for itself and the other hereinafter referred to collectively as the "Agent") and (b) the secured claims of the
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hereinafter defined Medallion Hedging Lender) (CIBC, CIBC Inc, the Medallion
Lenders, the Resources Lenders and the Medallion Hedging Lender, together with their successors and permitted assigns, are hereinafter referred to as the "Lenders"), the Court having reviewed the Motion, the Debtors and the Lenders having stipulated and agreed to the entry of this Order, and upon completion of a preliminary hearing as provided for under Fed. R. Bankr. Pro. 4001(b);

         THE PARTIES STIPULATE as follows:

         A. On January 5, 2000, an involuntary petition for relief under Chapter 11 of the Bankruptcy Code was filed against KCS Energy by three holders of 11% senior notes due in 2003. On January 18, 2000, KCS Energy filed a motion in response to the involuntary petition, in which it did not object to the entry of an order for relief by this Court, an order for relief was entered as to KCS Energy and the other Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the "Petition Date"). Since the Petition Date, each of the Debtors has remained in possession of its assets and continued to operate and manage its business as a debtor in possession.

         B. No statutory committee of creditors holding unsecured claims or any other statutory committee has been appointed.

         C. As of the Petition Date, the Resources Borrowers (including KCS Energy, as guarantor) were indebted to the Agent as agent, collateral agent and lender; Bank One, Texas, National Association, as co-agent and lender; Bank of America, National Association, successor to NationsBank, N.A., as co agent and lender; Comerica Bank - Texas; Den Norske Bank ASA and General Electric Capital Corporation (together with their successors and permitted assigns, the "Resources Lenders") in the aggregate principal amount of $57,594,200.60, plus interest

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accrued thereon through the Petition Date, plus other costs and expenses provided for in the Resources Loan Documents, as hereinafter defined (the "Resources Indebtedness"), all as evidenced by a First Amended and Restated Credit Agreement dated as of December 22, 1998 (the "Resources Credit Agreement") and related notes, security agreements and other instruments (the "Resources Loan Documents").

         D. As of the Petition Date, the Medallion Borrowers were indebted to the Agent as agent, collateral agent and lender; Bank One, Texas, National Association; Comerica Bank - Texas; Societe Generale, Southwest Agency; Den Norske Bank ASA; Paribas and General Electric Capital Corporation (together with their successors and permitted assigns, the "Medallion Lenders") in the aggregate principal amount of $49,500,688.30, plus interest accrued thereon through the Petition Date, plus other costs and expenses provided for in the Medallion Loan Documents, as hereinafter defined (the "Medallion Indebtedness"), all as evidenced by a First Amended and Restated Credit Agreement dated as of December 22, 1998 (the "Medallion Credit Agreement") and related notes, security agreements and other instruments (the "Medallion Loan Documents").

         E. As of the Petition Date, the Medallion Borrowers were parties to certain commodity hedging agreements (the "Medallion Hedging Agreements") with CIBC or its affiliates (the "Medallion Hedging Lender") which provide for monthly reconciliations among the parties thereto, and which require payments to be made to the Medallion Hedging Lender under certain circumstances (the "Medallion Hedging Agreement Indebtedness").

         F. As security for the payment of the Resources Indebtedness, the Resources Lenders have, and the Debtors acknowledge and agree that the Resources Lenders have, valid, perfected,

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and unavoidable liens upon, and security interests in, substantially all of the real and personal property of the Resources Borrowers as more particularly described in, and evidenced by, the Resources Loan Documents. The collateral described in the Resources Loan Documents is hereinafter collectively referred to as the "Pre-Petition Resources Collateral."

         G. As security for the payment of the Medallion Indebtedness, the Medallion Lenders have, and the Debtors acknowledge and agree that the Medallion Lenders have, valid, perfected, and unavoidable liens upon, and security interests in, substantially all of the real and personal property of the Medallion Borrowers and Medallion California, as more particularly described in, and evidenced by, the Medallion Loan Documents. The collateral described in the Medallion Loan Documents is hereinafter collectively referred to as the "Pre-Petition Medallion Collateral" and with the Pre-Petition Resources Collateral, the "Pre-Petition Collateral."

         H. As security for payment of the Medallion Hedging Agreement Indebtedness, the Medallion Hedging Lender has, and the Debtors acknowledge and agree that the Medallion Hedging Lender has, valid, perfected, and unavoidable liens upon, and security interests in, certain of the Medallion Borrowers' real and personal property (the "Pre-Petition Medallion Hedging Collateral").

         I. The Resources Borrowers and the Medallion Borrowers are in default under the Resources Loan Documents and the Medallion Loan Documents, respectively.

         J. The Debtors require the use of the Lenders' Pre-Petition Collateral, the Pre-Petition Medallion Hedging Collateral and the cash and cash equivalent proceeds of or generated from the Pre-Petition Collateral and the Pre-Petition Medallion Hedging Collateral ("the Cash Collateral") for the maintenance and preservation of the Debtors' property, for the operation of

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their businesses in the ordinary course and for payment of the expenses attendant thereto. The Lenders are willing to consent to the limited use by the Debtors of the Cash Collateral, but only upon the terms and conditions of this Order, including the requirements of the budgetary process set forth herein. The Lenders have also made a good faith request for adequate protection of their interests in the Pre-Petition Collateral and the Pre-Petition Medallion Hedging Collateral.

         K. Prior to the Petition Date, the Debtors and the Lenders were parties to certain forbearance agreements, pursuant to which the parties agreed that 50% of certain payments made under those agreements would be paid to the Resources Lenders and the remaining 50% would be paid to the Medallion Lenders. The Debtors and Lenders have likewise agreed that the payment of Excess Cash Collateral (as hereinafter defined) under this Order will be divided 50/50 between the Resources Lenders and the Medallion Lenders.

         L. The terms and conditions of the Debtor's use of funds and Cash Collateral are fair and reasonable under the circumstances and were negotiated in good faith at arm's length.

         M. There is good cause, and, in the case of each Debtor, it is in the best interests of the estate and its creditors, that the Debtors be authorized to use the Pre-Petition Collateral, the Pre-Petition Medallion Hedging Collateral and the Cash Collateral pursuant to the terms and conditions of this Order.

         N. Notice of the Motion and of the hearing thereon has been given to creditors holding the 20 largest claims against the Debtors, the United States Trustee and the Lenders by [fax/overnight mail].

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         O. The Court has jurisdiction over the Chapter 11 cases of the Debtors and the Debtors' Motion pursuant to 28 U.S.C. Sections 1.57 and 1334. This Order is entered in a core proceeding within the meaning of 28 U.S.C. Section 157(b)(2)(M).

         IT IS HEREBY ORDERED as follows:

         1. The Debtors shall not use any of their funds, including Cash Collateral, except as authorized and permitted herein or by subsequent order of the Court.

         2. The Debtors have acknowledged and agreed that as of the Petition Date (a) the Resources Lenders have valid, perfected and unavoidable liens in the Pre-Petition Resources Collateral, (b) the Medallion Lenders have valid, perfected and unavoidable liens in the Pre-Petition Medallion Collateral, (c) the Medallion Hedging Lender has valid, perfected and unavoidable liens in the Pre-Petition Medallion Hedging Collateral, (d) the Resources Lenders have an allowed secured claim within the meaning of Section 506 of the Bankruptcy Code in an amount that is not less than $57,594,200.60, plus interest, fees and costs, (e) the Medallion Lenders have an allowed secured claim within the meaning of Section 506 of the Bankruptcy Code in an amount that is not less than $49,500,688.30, plus interest, fees and costs, and (f) the Medallion Hedging Lender has an allowed secured claim within the meaning of Section 506 of the Bankruptcy Code in an amount that was not less than $5,577,231 as of January 14, 2000, plus interest, fees and costs.

         3. The Debtors will furnish to the Lenders not later than the twentieth
(20th) day of the month preceding each calendar month (or if such day is not a business day, on the next succeeding business day) a budget ("a Budget") for the Debtors, signed by an appropriate officer, employee or agent of the Debtors, in form and substance satisfactory to the Lenders, of all


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projected cash receipts and cash disbursements of the Debtors for the next three months, together with any request for use of Cash Collateral for the next calendar month. With respect to the period from January 18, 2000 through February 29, 2000 ("the Initial Budget Period"), the Debtors have furnished an initial Budget, a copy of which is attached hereto as Exhibit 1. The initial Budget has been approved by the Lenders.

         4. Within five (5) business days after receipt of each Budget, the Lenders shall notify the Debtors as to whether they will, in the exercise of their sole discretion, authorize expenditure by the Debtors of any or all of the amounts proposed to be expended by the Debtors pursuant to such Budget for the next calendar month. The Lenders may approve or may disapprove any items of proposed expenditures set forth in a Budget, and the aggregate of items approved by the Lenders in a Budget for a calendar month shall constitute an "Approved Budget." Any Budget or item of proposed expenditure not approved or disapproved by the Lenders in such five (5) business day period shall be deemed approved. The aggregate expenditures by the Debtors for any calendar month and for the Initial Budget Period shall not in any event exceed the aggregate amount budgeted therefor in such Approved Budget or the initial Budget Period's Approved Budget by more than a factor of five percent (5%) of the budgeted amount. Additionally, the expenditures of the Debtors for any calendar month shall not, for each line item, exceed the amount budgeted for that line item in that Approved Budget by more than a factor of ten percent (10%) of the budgeted amount.

         As to any calendar month and the Initial Budget Period, the Debtors shall not be authorized to expend any funds for an item or expenditure not included in the Approved Budget for such calendar month or Initial Budget Period; provided, however, (a) any item or expenditure

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contained and authorized in any prior Approved Budget may be paid in a subsequent budget period if (i) a contractual commitment was actually incurred by the Debtors during the period covered by such prior Approved Budget with respect to said item or expenditure, and (ii) said item or expenditure has been rebudgeted and listed in the budget for the period during which the Debtors proposes to pay said item or expenditure, and (b) the Lenders, in their sole discretion, may approve in writing any such additional expenditure not included in the Approved Budget for such budget period.

         5. The Debtors, in their sole discretion, may seek permission from the Court to use funds and Cash Collateral on terms and conditions other than those set forth in this Order at any time which is five (5) business days after actual receipt of a written notice to the Agent and the Lenders of their intent to do so, provided that the terms and conditions of this Order shall govern the use of any funds or Cash Collateral by the Debtors until the entry of any new order by the Court with respect thereto.

         6. The Debtors shall submit to the Court and to the Lenders, on or before the twentieth (20th) day of each calendar month, a detailed report, in a form satisfactory to the Lenders, of the source, use and application of funds expended by the Debtors during the previous calendar month pursuant to that Approved Budget for the previous budget period, and a reconciliation, including a line by line item comparison of budgeted to actual expenditures setting forth in reasonable detail an explanation of any differences between budgeted and actual amounts, of funds received or used and expended by the Debtors during said calendar month.

         7. In order (a) adequately to protect the Lenders for the use of Cash Collateral by the Debtors under this Order, and (b) to provide the Lenders with adequate protection in respect to

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any decrease in the value of their interest in the Pre-Petition Collateral and the Pre-Petition Medallion Hedging Collateral resulting from the stay imposed under Section 362 of the Bankruptcy Code, or the use of such property by the Debtors, (i) the Resources Lenders shall have, and hereby are granted to the extent not heretofore granted, a lien against and security interest in all presently owned and hereafter-acquired property, assets, and rights, of any kind or nature, of the Resources Borrowers, wherever located (which, in the case of presently owned property, is already encumbered by the Pre-Petition Liens of the Resources Lenders) to secure the Resources Indebtedness and any diminution in value of the Pre-Petition Resources Collateral, (ii) the Medallion Lenders and the Medallion Hedging Lender shall have, and hereby are granted to the extent not heretofore granted, a lien against and security interest in all presently owned and hereafter-acquired property, assets, and rights, of any kind or nature, of the Medallion Borrowers, wherever located (which, in the case of presently owned property, is already encumbered by the Pre-Petition Liens of the Medallion Lenders and the Medallion Hedging Lenders) to secure the Medallion Indebtedness and the Medallion Hedging Indebtedness and any diminution in value of the Pre-Petition Medallion Collateral and the Pre-Petition Medallion Hedging Collateral and (iii) the Resources Lenders, the Medallion Lenders and the Medallion Hedging Lender shall have and hereby are granted to the extent not heretofore granted, a lien against and security interest in all presently owned and hereafter-acquired property, assets and rights, of any kind or nature, of Medallion California, National and Proliq, wherever located to be shared pro rata between the Resources Lenders, the Medallion Lenders and the Medallion Hedging Lender based upon amount of the Resources Indebtedness, the Medallion Indebtedness, and the Medallion Hedging Indebtedness as of the Petition Date. Such liens and security interests shall be a first and prior

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lien on and security interest in the aforesaid property, assets, and rights of each of the Resources Borrowers and the Medallion Borrowers and Medallion California, National and Proliq, subject only to valid and enforceable liens and security interests existing on said property, assets, or rights of the Resources Borrowers and the Medallion Borrowers and Medallion California, National and Proliq at the time of the commencement of these bankruptcy cases or, in the case of property, assets or rights acquired Post-Petition, at the time the Debtors' estates acquire the property, assets or rights; provided, however, that the proceeds of or generated from the sale, use, lease, or operation of any property subject to such a preexisting lien or security interest shall first secure the return to the Resources Lenders, the Medallion Lenders and the Medallion Hedging Lender, as applicable, of any amounts of Cash Collateral which have been used by the Debtors in connection with such property and would be recoverable from such property or the proceeds thereof under section 506(c) of the Bankruptcy Code. As additional adequate protection for the Medallion Hedging Lender, and notwithstanding the foregoing, the Debtors are authorized and directed to make any payment to the Medallion Hedging Lender that is required under the Medallion Hedging Agreements provided that such payments are contained in an Approved Budget and are not triggered by any bankruptcy terminations or the like. The Debtors may continue, without further order of this Court, but subject to the prior consent of the Medallion Lenders or the Resources Lenders, as applicable, to enter into additional hedging transactions and to grant counterparties first liens to secure such transactions.

         8. (a) As further adequate protection for the Resource Lenders' interests in the Pre-Petition Resources Collateral, and consistent with Section 552 of the Bankruptcy Code, proceeds, products, rents and profits of the Pre-Petition Resources Collateral, and all property



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and assets of the Debtors which are of the same type or nature as the
Pre-Petition Resources Collateral, coming into existence or acquired by the Debtors on or after the commencement of this Bankruptcy case (including, without limitation, all accounts receivable and inventory generated after the commencement of these Bankruptcy cases) are hereby deemed to be Pre-Petition Resources Collateral, subject to the pre-petition mortgages, security interests and collateral documents of the Resources Lenders.

         (b) As further adequate protection for the Medallion Lenders' interests in the Pre-Petition Medallion Collateral, and consistent with Section 552 of the Bankruptcy Code, proceeds, products, rents and profits of the Pre-Petition Medallion Collateral, and all property and assets of the Debtors which are of the same type or nature as the Pre-Petition Medallion Collateral, coming into existence or acquired by the Debtors on or after the commencement of this Bankruptcy case (including, without limitation, all accounts receivable and inventory generated after the commencement of these Bankruptcy cases) are hereby deemed to be Pre-Petition Medallion Collateral, subject to the pre-petition mortgages, security interests and collateral documents of the Medallion Lenders.

         (c) As further adequate protection for the Medallion Hedging Lender's interest in the Pre-Petition Medallion Hedging Collateral, and consistent with
Section 552 of the Bankruptcy Code, proceeds, products, rents and profits of the Pre-Petition Medallion Hedging Collateral, and all property and assets of the Debtors which are of the same type or nature as the Pre-Petition Medallion Hedging Collateral, coming into existence or acquired by the Debtors on or after the commencement of this Bankruptcy case (including, without limitation, all accounts receivable and inventory generated after the commencement of these Bankruptcy cases) are hereby deemed

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to be Pre-Petition Medallion Hedging Collateral, subject to the pre-petition mortgages, security interests and collateral documents of the Medallion Hedging Lender.

         9. The full amount of any adequate protection claim of any Lender as determined by the Bankruptcy Court shall be granted and given a secured and priority status under Section 364(c)(l), (2) and (3) of the Bankruptcy Code. No costs or expenses of administration which have been or may be incurred in these proceedings, or in any other proceeding related hereto, and no priority claims are or will be prior to or on a parity with the adequate protection claims of the Lenders subject only to (x) all accrued and unpaid professional fees and expenses of the Debtors and an unsecured creditors' committee from time to time allowed as an administrative expense by the Court in these Chapter 11 cases and
(y) expenses pursuant to 28 U.S.C. Section 1930, which expenses, when included in an Approved Budget, or, if disputed, when allowed by the Court, shall be deemed to be included in the then extant Approved Budget, and may be paid as set forth in the order allowing such expenses. Except as approved in the Budget no cost or expense of administration of any kind whatsoever shall be imposed upon the Lenders, the Pre-Petition Collateral, the Pre-Petition Medallion Hedging Collateral, or the Cash Collateral.

         10. The liens and security interests granted to the Lenders pursuant to paragraphs 7, 8 and 9 hereof shall be valid and perfected, as of the date of this Order, without the need for the execution or filing of any further document or instrument otherwise required to be executed or filed under applicable nonbankruptcy law. Notwithstanding that no documents need be executed or filed to create or perfect the liens and security interests granted hereunder, the Debtors, and their officers and agents on their behalf, are hereby directed to execute and deliver such further documents as the Lenders may request to evidence and give notice of the liens granted hereunder.

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         11. To enable the Debtors to reduce interest accrual and expense, and as further adequate protection, on or before the tenth (10th) day of each calendar month, and more frequently if and as the Debtors and the Lenders may agree, the Debtors shall make payments to the Lenders in an amount equal to the excess of the beginning cash balances plus the receipts for the immediately preceding month over the sum of (i) the actual disbursements (excluding any disbursements to be made to the Lenders pursuant to this Order) during such month pursuant to an Approved Budget plus (ii) appropriate reserves agreed to monthly by the Debtors and the Lenders, including any reserve authorized by the Medallion and Resources Lenders for the payment of items in subsequent budget periods pursuant to paragraph 3 hereof ("Excess Cash Collateral"). Such Excess Cash Collateral payments shall be distributed to the Resources Lenders and the Medallion Lenders as follows: First to unpaid interest and professional fees and other costs of the Resources Lenders and the Medallion Lenders, and as to the remaining Excess Cash Collateral, fifty percent (50%) of the Excess Cash Collateral shall be paid to and applied by the Resources Lenders against the Resources Indebtedness in accordance with the provisions of the Resources Loan Documents and applicable law and fifty percent (50%) of the Excess Cash Collateral shall be paid to and applied by the Medallion Lenders against the Medallion Indebtedness in accordance with the provisions of the Medallion Loan Documents and applicable law; provided, however, that no more than $2.5 million of Excess Cash Collateral per month shall be paid to the Resources Lenders and the Medallion Lenders to amortize the principal amounts of the Resources Indebtedness and the Medallion Indebtedness absent the Debtors' consent. All amounts of Excess Cash Collateral to be distributed to the Resources Lenders and to the Medallion Lenders shall be included in the Budgets and Approved Budgets. As long as

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(a) an Event of Default (as defined in paragraph 20 hereof) has not occurred,
(b) the Debtors make timely payments of interest, professional fees and other costs of the Resources Lenders and the Medallion Lenders hereunder and (c) the Debtors make timely principal payments of at least $2.5 million per month from Excess Cash Collateral to the Resources Lenders and the Medallion Lenders to amortize the principal amounts of the Resources Indebtedness and the Medallion Indebtedness, interest on the Resources Indebtedness and the Medallion Indebtedness shall accrue according to the terms and conditions of the Forbearance Agreements between the Debtors and the Resources Lenders and the Medallion Lenders, respectively, dated as of July 26, 1999 and effective as of July 1, 1999, as amended.

         12. All applications as provided for in paragraph 11 hereof are provisional only and are subject to further order of this Court. Except with respect to the Debtors as set forth in paragraph 2 above, nothing contained in this Order shall be deemed to constitute a determination of (i) the validity or priority of the pre-petition liens and security interests claimed by the Lenders in the Pre-Petition Collateral, the Pre-Petition Medallion Hedging Collateral or the Cash Collateral, or (ii) the propriety of the application of any monies received by the Resources Lenders and the Medallion Lenders pursuant to paragraph 11 above.

         13. The Debtors shall sell or dispose of their oil and gas inventory and products only in the ordinary course of business consistent with an Approved Budget upon terms and conditions usual and customary in the industry.

         14. The Debtors are hereby prohibited from making any borrowings or incurring any debt under Sections 363 or 364 of the Bankruptcy Code (other than trade credit and other

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obligations included in an Approved Budget), except with the consent of the
Lenders or further order of the Court.

         15. The terms and provisions of this Order shall be binding upon the Debtors and their successors and assigns, including, but not limited to, any trustee appointed in this case, in any superseding case or in any case related hereto, and shall survive to the benefit of the Lenders and the Debtors.

         16. The Agent and any successor agents of the Resources Lenders, the Medallion Lenders or the Medallion Hedging Lender and their respective agents shall be given access to the books, records and documents of the Debtors and their affiliates during normal business hours and without interferring with the Debtors' operations, including, without limitation, the following: check registers (general disbursements, other disbursements), general ledgers, journal entries, payroll journals, cash activity reports, aged accounts receivable, aged accounts payable, bank reconciliations, canceled checks, bank debit and credit advices, bank statements, leases, and contracts.

         17. The Debtors shall provide to the Lenders the following reports and information: (i) monthly operating statements, (ii) all documentation and reports required under the Resources Loan Documents and the Medallion Loan Documents, and (iii) such other information that the Lenders may from time to time request.

         18. The automatic stay imposed by Section 362 of the Bankruptcy Code shall be, and hereby is, lifted and vacated to the extent necessary, if any, to authorize the payments hereunder and to implement and effectuate the terms and conditions of this Order. The automatic stay, in

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all other respects, shall remain in effect during the pendency of this case including the stay against enforcement by the Lenders of their claims, pending further Order of this Court.

         19. The authority of the Debtors to use Cash Collateral shall terminate on the earlier of (i) the date of entry by the Court of an order with respect to the Final Hearing on the Debtors' request to use cash collateral (pursuant to paragraph 5 hereof), or (ii) an Event of Default.

         20. Each of the following events shall constitute an Event of Default:

         (a) Entry of an order converting the Debtors' Chapter 11 cases to cases under Chapter 7 of the Bankruptcy Code which order is not stayed within ten (10) days of the entry thereof;

         (b) Entry of an order dismissing the Chapter 11 cases of the Debtors which order is not stayed within ten (10) days of the entry thereof; and

         (c) Failure of any Debtor to comply with any material terms, conditions, or covenants contained in this Order or the Resources Loan Documents or Medallion Loan Documents (other than various events and conditions and Defaults set forth in (i) the Annual Report of KCS Energy, Inc. on Form 10-K filed with the SEC on March 31, 1999, and in Forms 10-Q, filed as of the periods ending March 30, 1999, June 30, 1999 and September 30, 1999, (ii) certain notices of default from the Agent to the Debtors dated April 7, 1999 and July 12, 1999) within five
         (5) business days of actual delivery of a written notice of default, and (iii) the filing of an involuntary bankruptcy petition against KCS Energy on January 5, 2000).

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         21. Upon the occurrence of an Event of Default, the Debtors shall immediately cease using Cash Collateral, and shall segregate and hold such Cash Collateral, subject to further order of the Court.

         22. The Debtors are authorized and directed to perform all acts and execute and comply with the terms of such other documents, instruments and agreements necessary to effectuate the terms and conditions of this Order.

         23. Nothing contained herein or in the Budgets shall prejudice the Lenders, or the Debtors with respect to any contested matter involving relief from the automatic stay, appointment of a trustee or examiner, the assumption or rejection or executory contracts, dismissal of the Chapter 11 cases, or with respect to any other matter whatsoever. This Order shall in no way limit the rights of (a) the Lenders to seek other or additional adequate protection, to seek relief from the automatic stay, or to take any action in these bankruptcy cases, or (b) the Debtors to request the use of funds or Cash Collateral on other terms. This Order is without prejudice to the Debtors' rights to show that the Lenders are adequately protected by an equity cushion, without the need for any monthly payments, replacement liens, or the priority administrative claims set forth herein, provided that the terms and conditions of any other Order(s) granting adequate protection to the Lenders different than set forth herein shall only apply prospectively from the date of said additional Order(s).

         24. Nothing in this Order shall terminate, diminish, or otherwise affect in any way the rights or interests of any person with respect to any property of the Debtors to the extent such rights or interests in such property are (a) created pursuant to any applicable law, (b) accorded by such law a priority equal or senior to that of any right or interest in such Property asserted by the

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




Lenders or their affiliates, and (c) not subject to avoidance pursuant to
Section 545 or any other provision of the Bankruptcy Code.

         25. The Debtors shall serve a copy of the Motion and this Order by the conclusion of the next business day after its entry upon any committee of creditors appointed in these cases, the twenty largest creditors included on the lists filed pursuant to Fed. R. Bankr. Pro. 1007(d), any party that has requested notice in the cases and the United States Trustee by first class mail, postage pre-paid. Any objection to the continued effectiveness of this Order shall be in writing and shall be filed with the Court and served by overnight mail service on the Debtors, care of Fredrick Dwyer, KCS Energy, Inc., Suite 1200, 5555 San Felipe, Houston, Texas, 77056 and their counsel, Martin J. Bienenstock, Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153 and on the Agent, care of Robert N. Greer, Canadian Imperial Bank of Commerce, 425 Lexington Ave., New York, New York 10017 and on its counsel, J. Robert Stoll, Mayer, Brown & Platt, 190 S. LaSalle Street, Chicago, IL 60603 and the United States Trustee within 15 days of the mailing of a copy of this Order. If an objection is timely filed and served, a final hearing will be held on February 7, 2000 at 3:30 p.m., as the same may be continued or adjourned by the Court, in Room 2, [address] (the "Final Hearing"). If no objection is timely filed and served, the Court may enter an order continuing this Order as a final order without conducting the Final Hearing.


Dated:    January 19, 2000                 PETER J. WALSH
         ------------------        ------------------------------
                                   UNITED STATES BANKRUPTCY JUDGE


AGREED AND STIPULATED:

DEBTORS IN POSSESSION:

KCS ENERGY, INC.


By: /s/ FREDERICK DWYER
   --------------------


KCS RESOURCES, INC.


By: /s/ FREDERICK DWYER
   --------------------


KCS ENERGY MARKETING, INC.


By: /s/ FREDERICK DWYER
   --------------------


KCS MICHIGAN RESOURCES, INC.


By: /s/ FREDERICK DWYER
   --------------------


MEDALLION GAS SERVICES, INC.


By: /s/ FREDERICK DWYER
   --------------------


KCS ENERGY SERVICES, INC.


By: /s/ FREDERICK DWYER
   --------------------


KCS MEDALLION RESOURCES, INC.


By: /s/ FREDERICK DWYER
   --------------------


MEDALLION CALIFORNIA PROPERTIES, INC.


By: /s/ FREDERICK DWYER
   --------------------

NATIONAL ENERDRILL CORPORATION


By: /s/ FREDERICK DWYER
   --------------------


PROLIQ, INC.


By: /s/ FREDERICK DWYER
   --------------------



LENDER AND COLLATERAL AGENT:


CIBC, INC.


By: /s/ ROBERT N. GREER
   --------------------

AGENT:  Robert N. Greer


CANADIAN IMPERIAL BANK OF COMMERCE


/s/ ROBERT N. GREER

ASSISTANT GENERAL MANAGER

By:  Robert N. Greer